CERTIFICATE OF AMENDMENT
                                      OF
                      AGREEMENT AND DECLARATION OF TRUST
                                      OF
                    FRANKLIN BALANCE SHEET INVESTMENT FUND


            The undersigned certify that:

            1. They constitute a majority of the Trustees of FRANKLIN BALANCE SHEET INVESTMENT FUND, a Massachusetts business trust (the "Trust").

            2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust, which deletes in its entirety the section of the Agreement and Declaration of Trust entitled "Section 1. Division of Beneficial Interest." of Article I and replaces such Section of Article I with the following:

                  "Section 1. Name. This Trust shall be known as FRANKLIN
            VALUE INVESTORS TRUST and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

            3. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust, which deletes in its entirety the Section of the Agreement and Declaration of Trust entitled "Section 1. Division of Beneficial Interest." of Article III and replaces such Section of Article III with the following:

            "Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $.01 per Share. the Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of sub-series of Shares (subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation). the different Series and classes shall be established and designated and shall have such preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualification, terms and conditions or redemption and other characteristics as the Trustees may determine.

            Notwithstanding the provisions of Section 6(d) of this Article III or any other provision of this Agreement and Declaration of Trust, if any matter submitted to shareholders for a vote affects only the interests of any class of a Series then only such affected class shall be entitled to vote on the matter. Each Share of a Series shall have equal rights with each other Share of that Series with respect to the assets of the Trust pertaining to that Series. Notwithstanding any other provision of this Agreement and Declaration of Trust, the dividends payable to the holders of any series (or class) (subject to any applicable rule, regulation or order of the Commission or any other applicable law or regulation) shall be determined by the Trustees and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Trustees. Except as otherwise provided herein, all references in this Agreement and Declaration of Trust to Shares or Series of Shares shall apply without discrimination to the Shares of each Series.

            Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series or class. The Trustees may from time to time divide or combine the Shares of any particular Series or class into a greater or lesser number of Shares of that Series or class without thereby changing the proportionate beneficial interest of the Shares of that Series or class in the assets belonging to that Series or class or in any way affecting the rights of Shares of any other Series or class."

            4. It is the determination of the Trustees that approval of the shareholders of the Trust is not required by the Investment Company Act of 1940, as amended, or other applicable law. This Amendment is made pursuant to
(a) Article III, Section 5 of this Agreement and Declaration of Trust which empowers the Trustees to change provisions relating to Shares of the Trust; and (b) Article VIII, Section 9 of this Agreement and Declaration of Trust relating to Amendment.


            We declare under penalty of perjury that the matters set forth in this certificate are true and correct or our own knowledge.


Dated September 21, 1995


/s/ Frank T. Crohn
Frank T. Crohn                            Charles Rubens II


William J. Lippman                        Leonard Rubin


            We declare under penalty of perjury that the matters set forth in this certificate are true and correct or our own knowledge.


Dated September 21, 1995



Frank T. Crohn                            Charles Rubens II

/s/ William J. Lippman
William J. Lippman                        Leonard Rubin


            We declare under penalty of perjury that the matters set forth in this certificate are true and correct or our own knowledge.


Dated September 21, 1995


                                          /s/ Charles Rubens II
Frank T. Crohn                            Charles Rubens II


William J. Lippman                        Leonard Rubin


            We declare under penalty of perjury that the matters set forth in this certificate are true and correct or our own knowledge.


Dated September 21, 1995



Frank T. Crohn                            Charles Rubens II

                                          /s/ Leonard Rubin
William J. Lippman                        Leonard Rubin